As filed with the Securities and Exchange Commission on July 15, 2008
Registration No. 333-[                    ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELRON ELECTRONIC INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (IRS Employer Identification Number)

3 Azrieli Center, 42nd Floor	67023
Tel Aviv, Israel (Address of Principal Executive Offices)	(Zip Code)

Option Plan for Employees, Directors and Officers — 2003
(Full Title of the Plan)
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Richard H. Gilden, Esq
(Name and Address of Agent for Service)
(212) 715-9100
(Telephone Number, Including Area Code,
of Agent for Service)
Copy to:
Richard H. Gilden, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
(212) 715-9100
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share	Price	Registration Fee
Common Stock (par value $0.003 per share)	500,000 Shares	$6.90 (1)	$3,447,500.00	$135.49

(1)	Estimated, in accordance with 17 CFR 230.457(c) and (h), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported on the NASDAQ Global Market on July 8, 2008, which is within five (5) business days prior to the date of this Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1: TRANSLATION OF RESOLUTION OF THE BOARD OF DIRECTORS
EX-5.1: OPINION AND CONSENT OF DONNA GERSHOWITZ, ADV.
EX-23.2: CONSENT OF KOST FORER GABBAY & KASIERER
EX-23.3: CONSENT OF BRIGHTMAN ALMAGOR & CO.
EX-23.4: CONSENT OF SOMEKH CHAIKIN
EX-23.5: CONSENT OF KOST FORER GABBAY & KASIERER
EX-23.6: CONSENT OF KESSELMAN & KESSELMAN CPA (ISR.)
EX-23.7: CONSENT OF PRICEWATERHOUSECOOPERS LLP

EXPLANATORY NOTE
On December 18, 2003, by means of a registration statement on Form S-8, file number 333-111310 (the “Earlier Registration Statement”), Elron Electronic Industries Ltd. registered 500,000 shares of our common stock for issuance under the Option Plan for Employees, Directors and Officers — 2003 (the “Plan”). This Registration Statement registers an additional 500,000 shares of our common stock for issuance under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are hereby incorporated by reference into this Registration Statement.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
     The following Exhibits are filed herewith:

Exhibit Number	Description

4.1	Translation of Resolution of the Board of Directors of Registrant dated March 11, 2007 to increase the number of shares issuable under the Plan

5.1	Opinion and consent of Donna Gershowitz, Adv.

23.1	Consent of Donna Gershowitz, Adv, included in Exhibit 5.1

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, for Elron Electronic Industries Ltd., dated July 15, 2008

23.3	Consent of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, for Ellara Ltd., dated July 15, 2008

23.4	Consent of Somekh Chaikin, a member firm of KPMG International, for Given Imaging Ltd., dated July 15, 2008

23.5	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, for Netvision Ltd., dated July 15, 2008

23.6	Consent of Kesselman & Kesselman CPA (Isr.), a member of PricewaterhouseCoopers International Limited, for Notal Vision, Inc., dated July 15, 2008

23.7	Consent of PricewaterhouseCoopers LLP for Oncura, Inc., dated July 15, 2008

24	Power of Attorney (included on the signature page to the Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on this 15 day of July, 2008.

ELRON ELECTRONIC INDUSTRIES LTD.
By:	/s/
	Name:	Doron Birger
	Title:	President and Chief Executive Officer

By:	/s/
	Name:	Rinat Remler
	Title:	Vice President and Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Doron Birger as true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ Doron Birger	President, Chief Executive Officer (Principal Executive Officer)	July 15, 2008

/s/ Rinat Remler	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2008

Arie Mientkavich	Chairman of the Board of Directors	July 15, 2008

/s/	Director	July 15, 2008
Avraham Asheri

/s/	Director	July 15, 2008
Gabi Barbash

Yair Be’ery	Director	July 15, 2008

Name	Title(s)	Date

/s/	Director	July 15, 2008
Ari Bronshtein

Nochi Dankner	Director	July 15, 2008

Ami Erel	Director	July 15, 2008

/s/	Director	July 15, 2008
Avraham Fischer

/s/	Director	July 15, 2008
Yaacov Goldman

/s/	Director	July 15, 2008
Shay Livnat

/s/	Director	July 15, 2008
Dori Manor

/s/	Director	July 15, 2008
Arie Ovadia

/s/	Director	July 15, 2008
Amos Shapira
AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Elron Electronic Industries Ltd. in the United States, in the city of New York, New York State, on July 15, 2008.

KRAMER LEVIN NAFTALIS & FRANKEL LLP
By:	/s/
	Name:	Richard H. Gilden
	Title:	Partner

EXHIBIT INDEX

Exhibit Number	Description

4.1	Translation of Resolution of the Board of Directors of Registrant dated March 11, 2007 to increase the number of shares issuable under the Plan

5.1	Opinion and consent of Donna Gershowitz, Adv.

23.1	Consent of Donna Gershowitz, Adv., included in Exhibit 5.1

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, for Elron Electronic Industries Ltd., dated July 15, 2008

23.3	Consent of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, for Ellara Ltd., dated July 15, 2008

23.4	Consent of Somekh Chaikin, a member firm of KPMG International, for Given Imaging Ltd., dated July 15, 2008

23.5	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, for Netvision Ltd., dated July 15, 2008

23.6	Consent of Kesselman & Kesselman CPA (Isr.), a member of PricewaterhouseCoopers International Limited, for Notal Vision, Inc., dated July 15, 2008

23.7	Consent of PricewaterhouseCoopers LLP for Oncura, Inc., dated July 15, 2008

24	Power of Attorney (included on the signature page to the Registration Statement).

5